Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of CyberOptics Corporation on Form S-8 (File No. 33-21092, 33-41509, 33-41515, 33-50510 and 33-80838) of our report dated January 30, 1996, on our audits of the financial statements of CyberOptics Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-KSB.


                                                         COOPERS & LYBRAND L.L.P

Minneapolis, Minnesota
March 22, 1996